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                                                                  EXHIBIT 11(a)

                         American Greetings Corporation
                         ------------------------------

                        Computation of Earnings Per Share
                        ---------------------------------

                                                          (Unaudited)
                                                     Three Months Ended May 31,

                                                 1996                         1995
                                                 ----                         ----
Average number of
  common shares outstanding                       74,735,967                   74,378,727
                                         ====================         ====================

Net income (thousands)                   $            27,772          $            37,300
                                         ====================         ====================

Primary earnings per share               $               .37          $               .50
                                         ====================         ====================
